                                                                    EXHIBIT 10.1


                       AMENDMENT NO. 1 TO CREDIT AGREEMENT


     AMENDMENT dated as of September 30, 1999 amending the $375,000,000 Amended and Restated Credit Agreement dated as of April 30, 1998 (the "CREDIT AGREEMENT") among BEVERLY ENTERPRISES, INC. (the "BORROWER"), the BANKS listed therein (the "BANKS"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Issuing Bank (the "ISSUING BANK"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "AGENT").

                              W I T N E S S E T H :

     WHEREAS, the Borrower and certain of its Subsidiaries propose to enter into a Settlement (the "SETTLEMENT") referred to in the Waiver dated as of June 30, 1999 to the Credit Agreement;

     WHEREAS, in connection with its entry into the Settlement, the parties hereto wish to amend the Credit Agreement as set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "HEREOF", "HEREUNDER", "HEREIN" and "HEREBY" and each other similar reference and each reference to "THIS AGREEMENT" and each other similar reference contained in the Credit Agreement shall from and after the Amendment No. 1 Effective Date refer to the Credit Agreement as amended and restated hereby.

     SECTION 2. Definitions. Section 1.01 of the Credit Agreement is hereby amended by:

     (a) amending the definition of "ADJUSTED CONSOLIDATED DEBT" to read in its entirety as follows:

         "'ADJUSTED CONSOLIDATED DEBT' means at any date the sum, without duplication, of (i) all liabilities of the Borrower and its Subsidiaries at such date of the types classified as "current liabilities: short-term borrowings", "current liabilities: current portion of long-term obligations," "long-term obligations" and, to the extent arising out of claims made by governmental authorities relating to reimbursement obligations or settlements thereof, "other liabilities and deferred items" on the consolidated balance sheet included in the Base Financials, (ii) all guarantees at such date of obligations of other issuers (other than guarantees outstanding on the Effective Date of obligations outstanding on the Effective Date, in amounts not in excess of $79,375,000 and reported in the Base

     Financials) and (iii) an amount equal to the product of eight multiplied by the Consolidated Rental Expense for the four fiscal quarters of the Borrower most recently completed on or prior to such date.";

     (b) amending the definition of "BASE FINANCIALS" by deleting each reference to the year "1997" and substituting therefor a reference to the year "1998";

     (c) amending the definition of "Borrower's 1997 Form 10-K" by deleting in such defined term and in such definition each reference to the year "1997" and substituting therefor a reference to a reference to the year "1998";

     (d) amending the definition of "Financing Documents" by (A) deleting the word "and" and substituting therefor a comma and (B) inserting at the end of such definition the phrase ", the Mortgages and the Pledge Agreement"; and

     (e) adding the following new definitions in the appropriate alphabetical order:

          "AMENDMENT NO. 1 EFFECTIVE DATE" means the date upon which Amendment No. 1 to the Credit Agreement dated as of September 30, 1999 became effective in accordance with its terms.

         "ATTRIBUTABLE DEBT" means, on any date, in respect of any lease of the Borrower or any of its Subsidiaries entered into as part of a Sale and Leaseback Transaction, (i) if such lease is a lease that is required to be capitalized in accordance with GAAP, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (ii) if such lease is not a lease that is required to be capitalized in accordance with GAAP, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were a lease that is required to be capitalized in accordance with GAAP.

         "BANK OF MONTREAL SYNTHETIC LEASE" means the Amended and Restated Participation Agreement (the "PARTICIPATION AGREEMENT"), dated as of August 28, 1998, as amended, among certain Subsidiaries of the Borrower, the Borrower as Representative, Construction Agent and Parent Guarantor therein, Bank of Montreal Global Capital Solutions, Inc. as Agent Lessor and Lessor therein, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, Bank of America National Trust and Savings Associations and Bank of Montreal as Lenders therein, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency as Arranger therein and Bank of Montreal as Co-Arranger, Syndication Agent and Administrative Agent for the Lenders therein and the Operative Documents (as defined in the Participation Agreement).

         "BEVERLY HEALTH" means Beverly Health and Rehabilitation Services, Inc., a California corporation, and its successors.

         "BORROWER'S JUNE 30, 1999 FORM 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended June 30, 1999, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

         "COLLATERAL" means the property in which the Agent is granted, or is purported to be granted, a lien or security interest from time to time under any Security Document, which lien or security interest has not been released in accordance with the terms hereof or thereof.

         "ENCORE FACILITY" means the Term Loan Agreement, dated as of December 30,1985, as amended, among Encore Nursing Center Partners, Ltd. - 85, a New York limited partnership, Beverly Health, the Borrower and the Bank of New York.

         "FINAL SETTLEMENT" means the execution and delivery of settlement agreements among the Borrower (and, in some cases, certain of its Subsidiaries), the United States Department of Health and Human Services and the United States Department of Justice finally settling the claims and allegations referred to in the first four paragraphs under "Item 1. Legal Proceedings" of the Borrower's June 30, 1999 Form 10-Q.

         "ISSUER" has the meaning set forth in the Pledge Agreement.

         "MORTGAGES" means the deeds of trust relating to the real property collateral described in Schedule V hereto, in form and substance reasonably satisfactory to the Agent, in each case as the same may be amended from time to time.

         "OTHER FINANCING AGREEMENTS" means the Bank of Montreal Synthetic Lease, the PNC Facility and the Encore Facility.

         "OTHER FINANCING AGREEMENTS LIENS" means the (i) Liens created under the mortgages granted by the Borrower and certain of its Subsidiaries in connection with the Final Settlement to secure the obligations of the Borrowers and certain of its Subsidiaries under the Other Financing Agreements; provided that the value (determined on the basis of an amount equal to (A) annualized Consolidated EBITDA for such property based on the two consecutive fiscal quarters most recently completed prior to the date upon which such Liens are granted for which financial statements have been delivered pursuant to Section 5.01(a) or (b) multiplied by (B) 7) of the property subject to such Liens shall not exceed (x) in the case of the Liens securing the Bank of Montreal Synthetic Lease $27,000,000, (y) in the case of Liens securing the PNC Facility, $47,000,000 and (z) in the case of Liens securing the Encore Facility $20,000,000 and (ii) Liens on property ("SUBSTITUTE COLLATERAL") substituted for property (the "ORIGINAL COLLATERAL") subject to a Lien referred to in clause (i) above; provided that (x) such Lien on Substitute Collateral secures the same obligations as the Lien on the Original Collateral for which it is substituted and (y) the value (determined on the basis of an amount equal to (A) Consolidated EBITDA for such Substituted Property for the four consecutive fiscal quarters most recently completed prior to the date upon which such substitution is made for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, in the case of any substitution prior to the delivery of financial statements for the fiscal year ending December 31, 1999 pursuant to Section 5.01(a), the annualized Consolidated EBITDA for such Substitute Collateral based on the 1999 fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(b)) multiplied by (B) 7) of such Substitute Collateral shall not exceed the value (as so determined) of the Original Collateral for which it is substituted.

         "PERMITTED ENCUMBRANCES" has the meaning set forth in the Mortgages.

         "PLEDGE AGREEMENT" means the Pledge Agreement dated as of the Amendment No. 1 Effective Date among the Borrower, Beverly Health and the Agent, substantially in the form of Exhibit D hereto, as the same has been or may be amended from time to time.

         "PLEDGED STOCK" has the meaning set forth in the Pledge Agreement.

         "PNC FACILITY" means the Amended and Restated Reimbursement Agreement, dated as of June 20, 1997, as amended, by and among Beverly Health, Beverly Enterprises - Massachusetts, Inc., Beverly Enterprises - Pennsylvania, Inc. and Beverly Enterprises - Ohio, Inc. as Borrowers therein and PNC Bank, National Association as the Issuer of Letters of Credit therein.

          "SALE AND LEASEBACK TRANSACTION" has the meaning set forth in Section 5.19.

          "SECURED OBLIGATIONS" has the meaning set forth in the Pledge Agreement and the Mortgages.

          "SECURED PARTIES" has the meaning set forth in the Pledge Agreement and the Mortgages.

          "SECURITY DOCUMENTS" means the Pledge Agreement and the Mortgages, together with all related filings, assignments, instruments, mortgages and other papers.

          "SEGREGATED COLLATERAL ACCOUNT" has the meaning set forth in the Pledge Agreement.

          "UCC" means the Uniform Commercial Code as in effect in the State of New York.

     SECTION 3. Accounting Terms and Determinations. Section 1.02 of the Credit Agreement is hereby amended by deleting the reference to the year "1997" and substituting therefor a reference to the year "1998".

     SECTION 4. Representations and Warranties. (a) Section 4.02 of the Credit Agreement is hereby amended by (i) adding immediately after the expression "or filing" on the fifth line thereof, the parenthetical expression "(other than filings necessary to perfect the Liens granted by the Security Documents)" and
(ii) adding, at the end thereof, the expression "(except the Liens created pursuant to the Security Documents)".

     (b) Section 4.03 of the Credit Agreement is hereby amended by (i) adding at the end of the title thereof the phrase "; Liens", (ii) designating the paragraph immediately following such title as paragraph "(a)" and (iii) adding immediately after such paragraph the following new paragraph (b):

          "(b) The Security Documents create valid security interests in and Mortgage liens on the Collateral purported to be covered thereby, which security interests and mortgage liens are and will remain perfected security interests and mortgage liens, prior to all Liens other than Permitted Encumbrances, and as to which, in the case of the Pledged Stock, the Agent has control (within the meaning of Sections 8-110 and 9-115 of the UCC), subject, in the case of the Pledged Stock, to the Agent's maintaining possession thereof, and, in the case of the Mortgages, to the recording of the Mortgages in the county recording offices set forth on Schedules 1 thereto and the filing of Uniform Commercial Code financing statements in the Uniform Commercial Code filing offices and county recording offices set forth or Schedules 2 thereto."

     (c) Subsection 4.04(a) of the Credit Agreement is hereby amended by deleting the reference to the year "1997" and substituting therefor a reference to the year "1998".

     (d) Subsection 4.04(b) of the Credit Agreement is hereby redesignated as Subsection 4.04(c) and amended to read in its entirety as follows:

          "(c) Except for the matters referred to in the first four paragraphs under "Item 1. Legal Proceedings" in the Borrower's June 30, 1999 Form 10-Q, since December 31, 1998 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole."

     (e) Section 4.04 of the Credit Agreement is hereby amended by adding, immediately after Subsection 4.04(a), the following new Subsection 4.04(b):

         "(b) The unaudited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of June 30, 1999 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the six months then ended, set forth in the Borrower's June 30, 1999 Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the Base Financials, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments, the absence of footnote disclosure and condensation pursuant to the rules of the Securities and Exchange Commission)."

     (f) Section 4.05 of the Credit Agreement is hereby amended by substituting the phrase "1998 Form 10-K or the first four paragraphs under "Item 1. Legal Proceedings" in the Borrower's June 30, 1999 Form 10-Q" for the phrase "1997 Form 10-K".

     (g) Section 4.12 of the Credit Agreement is hereby amended by (i) adding at the end of the title thereof the phrase "and the Pledge Agreement" and (ii) inserting immediately following the reference to "Subsidiary Guaranty" the phrase "or the Pledge Agreement".

     (h) Article 4 of the Credit Agreement is hereby amended by adding the following new Section 4.13 immediately following Section 4.12 of the Credit
Agreement:

         "Section 4.13. Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all areas within the business and operations of the Borrower and each of its Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by it or any of its Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in accordance with such timetable. The Borrower reasonably believes that all computer applications (including those of suppliers and vendors) that are material to the business or operations of the Borrower or any of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole."

     SECTION 5. Information. Section 5.01(d) of the Credit Agreement is hereby amended by (i) replacing the word "and" after the expression "5.11" on the fifth line thereof with a comma and (ii) replacing the word "hereof", following the expression "5.13" on such fifth line, with the expression ", 5.18 and 5.19 hereof and Section 5(C) of the Pledge Agreement".

     SECTION 6. Maintenance of Property; Insurance. Section 5.02(b) of the Credit Agreement is hereby amended by adding at the end of the first sentence thereof but before the period the following proviso:

          "; provided that physical damage insurance with respect to all real and personal property subject to a Mortgage shall, subject to reasonable deductibles, be in an amount sufficient to cover the repair and replacement cost of all such property and shall include a lenders loss payable endorsement. The Borrower will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried."

     SECTION 7. Minimum Consolidated Net Worth. Section 5.05 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Consolidated Net Worth shall be at least 90% of Consolidated Net Worth at June 30, 1999 plus (i) 50% of the aggregate positive Consolidated Net Income (excluding any consolidated net loss) of the Borrower and its Consolidated Subsidiaries for each fiscal quarter ending after June 30, 1999 plus (ii) 50% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Borrower's board of directors), received by the Borrower from the issuance and sale after June 30, 1999 of any capital stock of the Borrower (other than the proceeds of any issuance and sale of any capital stock (x) to a Subsidiary or (y) which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise) or in connection with the conversion or exchange of any Debt of the Borrower into capital stock of the Borrower after June 30, 1999.".

     SECTION 8. Fixed Charge Coverage Ratio. Section 5.06 of the Credit Agreement is hereby amended by (i) deleting the phrase "the ratio set forth below opposite the period in which such date falls:" and substituting therefor the phrase "1.15 to 1.0." and (ii) deleting the table set forth therein.

     SECTION 9. Leverage Ratio. Section 5.07 of the Credit Agreement is hereby amended by (i) inserting immediately before the reference to "EBITDAR" the word "Consolidated" and (ii) deleting the table set forth therein and substituting therefor the following table:



                                     Period                                            Ratio
                                     ------                                            -----
------------------------------------------------------------------------------------------------
Amendment No. 1 Effective Date through September 29, 2000 ........................   5.75 to 1.0
------------------------------------------------------------------------------------------------
September 30, 2000 and thereafter ................................................   5.50 to 1.0
------------------------------------------------------------------------------------------------

     SECTION 10. Restricted Payments on Stock. Clause (v) of the proviso in
Section 5.10 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "(v) the Borrower may make any such payment or distribution if, after giving effect thereto, the aggregate amount of all such payments or distributions made after the Amendment No. 1 Effective Date (including, without limitation, any such payments or distributions permitted under subclause (ii)(A) or clause (iv) above) does not exceed (A) on any date on and after the Final Settlement on which (x) no Event of Default shall have occurred and be continuing or shall result from such payment and (y) the ratio of (x) Adjusted Consolidated Debt to (y) Consolidated EBITDAR is (I) less than 5.00 to 1.00 but not less than 4.75 to 1.00, $25,000,000, (II)
     less than 4.75 to 1.00 but not less than 4.50 to 1.00, $30,000,000, and
     (III) less than 4.50 to 1.00, $40,000,000 and (B) on any other date, $10,000,000."

     SECTION 11. Negative Pledge. Section 5.11 of the Credit Agreement is hereby amended by:

     (a) inserting, prior to the existing paragraph thereof, the expression
"(a)";

     (b) adding, at the end of clause (i) thereof, the expression "and Liens (other than Liens of the types referred to in clauses (v), (vi), (viii) (to the extent such Liens constitute refinancing of Liens permitted under such clauses
(v) and (vi)) or (xi)) existing on the Amendment No. 1 Effective Date securing Debt and other obligations outstanding on the Amendment No. 1 Effective Date".

     (c) replacing the amount "$50,000,000" in clauses (xii) and (xiii) thereof with the amount "$25,000,000";

     (d) deleting the word "and" at the end of clause (xii) thereof;

     (e) replacing the period at the end of clause (xiii) thereof with a semicolon;

     (f) adding a new clause (xiv) to read in its entirety "(xiv) Liens created under the Security Documents; and";

     (g) adding a new clause (xv) to read in its entirety "(xv) the Other Financing Agreements Liens."; and

     (h) adding a new clause (b) at the end thereof, to read in its entirety as follows:

          "(b) The Borrower will not permit any Issuer or any Subsidiary of an Issuer to create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it except (i) Liens permitted by clauses (i),
     (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xiv) and (xv) of
     Section 5.11(a) above, (ii) Liens on nursing homes and related real estate improvements and equipment of Issuers and their Subsidiaries ("PLEDGED SUBSIDIARY MORTGAGE ASSETS") given in substitution for Liens on Pledged Subsidiary Mortgage Assets incurred pursuant to this clause (ii) or clause
     (iii) below, provided that the sum of (A) the excess of the Appraised Value of all Pledged Subsidiary Mortgage Assets subjected to Liens pursuant to this clause (ii) on or after the Amendment No. 1 Effective Date over the Appraised Value of all such Pledged Subsidiary Mortgage Assets released from Liens on or after the Amendment No. 1 Effective Date and (B) all Debt incurred after the Amendment No. 1 Effective Date and secured by Liens permitted under clause (iii) below shall not at any time exceed $25,000,000 and (iii) Liens not otherwise permitted under clauses (i) and (ii) of this subsection (b), provided, that the sum of the amounts set forth in subclause (A) of clause (ii) above and the aggregate principal amount of all Debt incurred after the Amendment No. 1 Effective Date and secured by Liens permitted under this clause (iii) shall not exceed $25,000,000.".

     SECTION 12. Incurrence of Debt. (a) Subsection 5.13(i) of the Credit Agreement is hereby amended by adding, at the end thereof but before the semicolon, the expression "and Debt (other than Debt of the types referred to in clauses (ii) through (xii) hereof) outstanding on the Amendment No. 1 Effective Date".

     (b) (i) Subsection 5.13(vi) of the Credit Agreement is hereby amended by deleting the reference to the amount $150,000,000 and substituting therefor a reference to the amount "$100,000,000".

          (ii) Subsection 5.13(xiii) of the Credit Agreement is hereby amended by deleting the reference to the amount "$75,000,000" and substituting therefor a reference to the amount "$20,000,000".

     (c) Section 5.13 of the Credit Agreement is hereby amended by (i) inserting the subsection designation "(a)" immediately after the title thereof and (ii) adding the following new Subsection (b) at the end of Section 5.13:

          "(b) The Borrower will not permit any Issuer or any Subsidiary of any Issuer to incur, assume or suffer to exist Debt other than (A) Debt permitted under clauses (i), (ii) (but only to the extent that the Lease Cancellation Payments relate to a facility operated by any such Issuer or Subsidiary), (iii), (iv), (v) (to the extent the Refinanced Debt referred to therein is Debt referred to in clauses (i), (ii) (but only to the extent that the Lease Cancellation Payments relate to a facility operated by any such Issuer or Subsidiary),
     (iii) and (iv)), (vi), (vii), (viii), (ix), (x), (xi) (but only to the extent that the assets acquired, constructed or approved with the proceeds of such Debt are assets of such Issuer or such Subsidiary) and (xiii) of subsection 5.13(a) above; provided that the aggregate principal amount of Debt of such Issuers and Subsidiaries permitted under clauses (viii) (other than guarantees by an Issuer or any of its Subsidiaries of Debt of an Issuer or any of its Subsidiaries) and (xiii) shall not exceed, in the aggregate, $20,000,000 and (B) guarantees of obligations of Subsidiaries of the Borrower, which obligations are permitted under clause (xi) of Section 5.13(a) above and arise under any of the Other Financing Agreements and refinancings, extensions, replacements and increases of any of the foregoing, provided that the aggregate principal amount of Debt permitted under this clause (B) may not exceed $178,000,000.".

     SECTION 13. Consolidated Capital Expenditures. Article 5 of the Credit Agreement is hereby amended by adding, immediately after Section 5.17, new Sections 5.18, 5.19 and 5.20, to read in their entirety as follows:

          "SECTION 5.18. Consolidated Gross Capital Expenditures. Consolidated Gross Capital Expenditures will not, for any of the fiscal years set forth below, exceed the amount indicated opposite such fiscal year:


                Fiscal Year Ending                                  Amount
                ------------------                                  ------
--------------------------------------------------------------------------------
December 31, 1999                                                $120,000,000
--------------------------------------------------------------------------------

December 31, 2000                                                $120,000,000
--------------------------------------------------------------------------------

December 31, 2001                                                $125,000,000
--------------------------------------------------------------------------------

     To the extent that Consolidated Gross Capital Expenditures for any fiscal year set forth above are less than the applicable amount specified in the table, the difference may be carried forward to the next fiscal year (and for this purpose, Consolidated Gross Capital Expenditures in any subsequent fiscal year shall be applied, first, to any such carry-forward amount and, second, to the specified amount for such year).

          SECTION 5.19. Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, which property has been owned by the Borrower and its Subsidiaries for more than 180 days, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (each, a "SALE AND LEASEBACK TRANSACTION"), except for Sale and Leaseback Transactions the aggregate amount of Attributable Debt in respect of which does not exceed $20,000,000 at any time outstanding.

          Section 5.20. Mortgages. On or prior to the date (the "MORTGAGE DUE DATE") that is on or prior to October 31, 1999,

               (a) each party to any Mortgage shall have delivered to the Agent duly executed counterparts of each Mortgage to which it is a party;

               (b) the Borrower shall deliver, or cause to be delivered, to the Agent legal opinions of local counsel reasonably satisfactory to the Agent with respect to each of the Mortgages, which legal opinions shall be in form and in substance reasonably satisfactory to the Agent;

               (c) the Borrower shall deliver, or cause to be delivered, to the Agent evidence satisfactory to the Agent that such action (including, without limitation, the filing of appropriately completed and duly executed Uniform Commercial Code financing statements and the recording of Mortgages) as may be necessary or as the Agent shall have reasonably requested to perfect the Liens created pursuant to the Mortgages shall have been taken, or that arrangements therefor satisfactory to the Agent shall have been made;

               (d) the Borrower shall deliver, or cause to be delivered, to the Agent policies of title insurance (or commitments therefor with all conditions marked satisfied), in form and substance satisfactory to the Agent and issued by an insurance company or companies as are acceptable to the Agent (the "TIC"), insuring the perfection, enforceability and priority of the Liens created under the Mortgages in amounts acceptable to the Agent, subject only to prior liens permitted by the applicable Mortgage and to such exceptions as are satisfactory to the Agent, containing such endorsements and affirmative assurances as have been previously agreed to by, or are otherwise satisfactory to, the Agent, and reinsured in amounts and under reinsurance agreements in form and substance satisfactory to the Agent; and the Borrower shall have paid or made arrangements satisfactory to the Agent to pay to the TIC all expenses and premiums of the TIC in connection with the issuance of such policies and in addition shall have paid or made arrangements satisfactory to the Agent to pay to the TIC an amount equal to the recording and stamp taxes payable in connection with recording the Mortgages in the appropriate county land offices;

               (e) the Borrower shall deliver, or cause to be delivered, to the Agent copies of file search reports from the Uniform Commercial Code filing office in each jurisdiction (i) in which is located any Collateral (other than Pledged Stock) or (ii) in which is located the chief executive office of any Subsidiary of the Borrower that owns or holds any right, title or interest in any property that constitutes Collateral (other than the Pledged Stock), setting forth the results of Uniform Commercial Code file searches conducted in the name of the Borrower or such Subsidiary, as the case may be;

               (f) the Borrower shall deliver, or cause to be delivered, to the Agent all documents the Agent may reasonably request relating to the existence of each Subsidiary of the Borrower party to any Mortgage, the corporate authority for and the validity of the Mortgages, and any other matters relevant thereto, all in form and substance satisfactory to the Agent; and

               (g) the Borrower shall have paid all other costs, fees and expenses (including, without limitation, reasonable legal fees and expenses), and other compensation payable to the Agent with respect to the Mortgages, in each case invoiced prior to the Mortgage Due Date.".

     SECTION 14. Events of Default. (a) Section 6.01 of the Credit Agreement is amended by:

          (i) replacing the word "or" on the second line of clause (b) thereof with a comma;

          (ii) adding, following the expression "5.16" on the second line of clause (b) thereof, the expression "5.18, 5.19 or 5.20";

          (iii) deleting the word "or" at the end of subsection (k); and

          (iv) inserting immediately after Subsection (l), the following new subsections (m), (n) and (o):

          "(m) the Borrower or any of the Borrower's Subsidiaries party thereto shall fail to observe or perform any of its obligations under any of the Security Documents within any applicable grace period;

          (n)(i) the Security Documents shall at any time after the Amendment No. 1 Effective Date (or, in the case of any Mortgage, the date upon which such Mortgage is executed and delivered in accordance with Section 5.20), for any reason (other than solely due to actions taken by the Agent or any Bank) fail to create Liens in favor of the Secured Parties on the Collateral, securing all of the Secured Obligations purported to be secured thereby, and as to which, in the case of Pledged Stock, the Agent has control (within the meaning of Sections 8-110 and 9-115 of the UCC), subject to no other Liens other than, in the case of Collateral covered by any Mortgage, Permitted Encumbrances, or, in the case of any Collateral other than Pledged Stock, Liens permitted under Section 5.11(a)(x) as to which the Liens created under the Security Documents have priority; (ii) in the case of Collateral consisting of Pledged Stock, at any time after the Amendment No. 1 Effective Date, such Liens shall fail to be perfected or the Agent shall fail to have control (within the meaning of Sections 8-110 and 9-115 of the UCC) of such Pledged Stock or (iii) in the case of Collateral not constituting Pledged Stock, at any time after the filing of the Mortgages and UCC financing statements delivered by the Borrower and its Subsidiaries to the Agent pursuant to Section 5.20 in the recording or filing offices indicated thereon, such Liens shall fail to be perfected; or

          (o) the terms of the Final Settlement shall require payments by the Borrower and its Subsidiaries to the United States Federal government and agencies and instrumentalities thereof (i) in the aggregate in excess of $225,000,000, (ii) up-front in excess of $30,000,000 or (iii) with a final maturity of less than eight (8) years;"

     SECTION 15. Indemnification. Section 9.03(a) of the Credit Agreement is hereby amended by (i) inserting immediately after the word "against" in the last sentence thereof the clause designation "(A)" and (ii) adding at the end of such sentence but before the period the following phrase:

          ", (B) all costs, expenses and taxes, assessments or other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by any of the Financing Documents or any document referred to therein or the filing or recording of any termination statement with respect to the release of any Lien on any Collateral and (C) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages".

     SECTION 16. Amendments and Waivers. Section 9.05 of the Credit Agreement is hereby amended by (i) replacing the word "or" at the end of clause (iv) thereof with a comma and (ii) inserting, immediately after clause (v) thereof but before the period, the following expression:

          "or (vi) agree to release all or substantially all of the Collateral".

     SECTION 17. Consent to Execution and Deliver of Certain Financing Documents. Section 9.09 of the Credit Agreement is hereby amended by (i) deleting the phrase "; Release of Existing Collateral" in the title of such Section, (ii) deleting the subsection designation "(a)" immediately after the title of such Section, (iii) adding, at the end of the first sentence of such Section but before the period, the expression ", each of the Mortgages and the Pledge Agreement" and (iv) deleting in its entirety subsection (b) thereof.

     SECTION 18. Counterparts; Integration. Section 9.10 of the Credit Agreement is hereby amended by (i) deleting the word "and" immediately after the word "Notes" and substituting therefor a comma and (ii) inserting immediately after the reference to "Subsidiary Guaranty" the phrase ", the Pledge Agreement and the Mortgages".

     SECTION 19. Amendments to Pricing Schedule. Schedule I of the Credit Agreement is hereby replaced in its entirety by Schedule I hereto.

     SECTION 20. Additional Schedule and Exhibits. Schedule V and Exhibit D hereto are hereby added as Schedule V and Exhibit D to the Credit Agreement.

     SECTION 21. New Subsidiary Guarantors. Each Subsidiary of the Borrower listed as a "New Subsidiary Guarantor" on the signature pages hereof (each a "NEW SUBSIDIARY GUARANTOR") hereby agrees that, as of the Amendment No. 1 Effective Date, such New Subsidiary Guarantor shall be a party to the Subsidiary Guaranty and shall be bound for all purposes by the obligations of a Subsidiary Guarantor set forth therein as if each such New Subsidiary Guarantor was an original party to the Subsidiary Guaranty. In addition, the Borrower agrees it shall cause each New Subsidiary Guarantor to sign and deliver to the Agent an originally executed Subsidiary Guaranty no later than the Mortgage Due Date.

     SECTION 22. Representations and Warranties. The Borrower represents and warrants that as of the date hereof and after giving effect hereto:

          (i) no Default has occurred and is continuing; and

          (ii) each representation and warranty of the Borrower set forth in the Credit Agreement after giving effect to this Amendment is true and correct as though made on and as of such date.

     SECTION 23. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 24. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective on the date upon which each of the following conditions shall have been satisfied (the "AMENDMENT NO. 1 EFFECTIVE DATE"):

          (i) the Agent shall have received duly executed counterparts hereof signed by the Borrower, the Subsidiary Guarantors, the Agent and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (ii) the Agent shall have received, for the ratable accounts of the Banks, a fee in an amount equal to 0.20% of the aggregate Commitments.

          (iii) the Agent shall have received duly executed counterparts of the Pledge Agreement signed by each of the parties thereto (or, in the case of any such party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart thereof by such party), together with all certificates evidencing Pledged Stock required to be delivered thereunder;

          (iv) the Agent shall have received, with sufficient copies for each Bank, opinions of Weil, Gotshal & Manges LLP, special New York counsel to the Borrower, and the Vice President and Deputy General Counsel of the Borrower, substantially in the forms of Exhibit A hereto and in each case covering such other matters relating to the Amendment and the Pledge Agreement as the Agent may reasonably request;

          (v) the Agent shall have received a certificate signed by the chief financial officer or treasurer of the Borrower to the effect set forth in clauses (viii) and (ix) of this Section 24;

          (vi) the Agent shall have received evidence satisfactory to it that such action (including, without limitation, the filing of appropriately completed and duly executed Uniform Commercial Code financing statements) as may be necessary or as the Agent shall have reasonably requested to perfect the Liens created pursuant to the Pledge Agreement shall have been taken, or that arrangements therefor satisfactory to the Agent shall have been made;

          (vii) the Agent shall have received all documents it may reasonably request relating to the existence of the Borrower and each of its Subsidiaries party to any Financing Document, the corporate authority for and the validity of the Financing Documents, and any other matters relevant thereto, all in form and substance satisfactory to the Agent;

          (viii) the fact that, immediately after the effectiveness of this Amendment, no Default shall have occurred and be continuing;

          (ix) the fact that the representations and warranties of the Borrower or any of its Subsidiaries contained in the Financing Documents shall be true in all material respects on and as of the Amendment No. 1 Effective Date after giving effect to this Amendment;

          (x) the Agent shall have received copies of all amendments, waivers and other modifications entered into in connection with the Final Settlement to any documents (other than the Financing Documents) under which the Borrower and any of its Subsidiaries has or may incur Debt, in each case in form and substance satisfactory to the Required Banks in their sole discretion; and

          (xi) the Agent shall have received payment of all other costs, fees and expenses (including, without limitation, reasonable legal fees and expenses), and other compensation payable to the Agent on or prior to the Amendment No. 1 Effective Date in connection with this Amendment, in each case invoiced prior to the Amendment No. 1 Effective Date.

The Agent shall promptly notify the Borrower and the Banks of the effectiveness of this Amendment, and such notice shall be conclusive and binding on all parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                       BEVERLY ENTERPRISES, INC.


                                       By:
                                          ------------------------------
                                       Title:

                                       BANKS


                                       MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                                       By:
                                          ------------------------------
                                       Name:
                                       Title:



                                       THE CHASE MANHATTAN BANK


                                       By:
                                          ------------------------------
                                       Name:
                                       Title:



                                       BANK OF AMERICA, N.A.



                                       By:
                                          ------------------------------
                                       Name:
                                       Title:

                                        THE BANK OF NEW YORK


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:


                                        THE BANK OF NOVA SCOTIA, ATLANTA AGENCY


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:


                                        PNC BANK, N.A.


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:



                                        BANK OF MONTREAL


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:


                                        BANK OF HAWAII


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:

                                        BHF (USA) CAPITAL CORPORATION


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:



                                        DEUTSCHE BANK AG NEW YORK
                                        AND/OR CAYMAN ISLANDS BRANCHES


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:


                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:

                                        AGENT

                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, as Agent


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:


                                        ISSUING BANK

                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, as Issuing Bank


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:

                      NEW SUBSIDIARY GUARANTORS

                      Associated Physical Therapy Practitioners, Inc.
                      Beverly - Branson Holdings, Inc.
                      Beverly - Indianapolis, LLC
                      Beverly - Plant City Holdings, Inc.
                      Beverly - Tamarac Holdings, Inc.
                      Beverly - Tampa Holdings, Inc.
                      Beverly Clinical, Inc.
                      Beverly Healthcare, LLC
                      Beverly Healthcare - California, Inc.
                      Beverly Rehabilitation, Inc.
                      Carrollton Physical Therapy Clinic, Inc.
                      Greenville Rehabilitation Services, Inc.
                      Home Health and Rehabilitation Services, Inc.
                      Las Colinas Physical Therapy, Inc.
                      Network for Physical Therapy, Inc.
                      North Dallas Physical Therapy Associates, Inc.
                      PT NET, Inc.
                      PT Net (Colorado), Inc.
                      Rehabilitation Associates of Lafayette, Inc.
                      The Parks Physical Therapy and Work Hardening Center, Inc. Theraphysics Corp.
                      Theraphysics of New York IPA, Inc.
                      Theraphysics Partners of Colorado, Inc.
                      Theraphysics Partners of Louisiana, Inc.
                      Theraphysics Partners of Western Pennsylvania, Inc. Theraphysics Partners of Texas, Inc.



                      All by
                            ----------------------------------
                             Name:
                             Title:

                      The undersigned Subsidiary Guarantors each hereby consents to the foregoing Amendment:

                      SUBSIDIARY GUARANTORS

                      A-1 Home Health Services, Inc.
                      AGI-Camelot, Inc.
                      Arborland Management Company, Inc.
                      Beverly Assisted Living, Inc.
                      Beverly - Bella Vista Holding, Inc.
                      Beverly - Missouri Valley Holding, Inc.
                      Beverly - Rapid City Holding, Inc.
                      Beverly Enterprises International Limited
                      Beverly Enterprises - Alabama, Inc.
                      Beverly Enterprises - Arizona, Inc.
                      Beverly Enterprises - Arkansas, Inc.
                      Beverly Enterprises - California, Inc.
                      Beverly Enterprises - Colorado, Inc.
                      Beverly Enterprises - Connecticut, Inc.
                      Beverly Enterprises - Delaware, Inc.
                      Beverly Enterprises - Distribution Services, Inc Beverly Enterprises - District of Columbia, Inc. Beverly Enterprises - Florida, Inc.
                      Beverly Enterprises - Garden Terrace, Inc.
                      Beverly Enterprises - Georgia, Inc.
                      Beverly Enterprises - Hawaii, Inc.
                      Beverly Enterprises - Idaho, Inc.
                      Beverly Enterprises - Illinois, Inc.
                      Beverly Enterprises - Indiana, Inc.
                      Beverly Enterprises - Iowa, Inc.
                      Beverly Enterprises - Kansas, Inc.
                      Beverly Enterprises - Kentucky, Inc.
                      Beverly Enterprises - Louisiana, Inc.
                      Beverly Enterprises - Maine, Inc.
                      Beverly Enterprises - Maryland, Inc.
                      Beverly Enterprises - Massachusetts, Inc.
                      Beverly Enterprises - Michigan, Inc.
                      Beverly Enterprises - Minnesota, Inc.
                      Beverly Enterprises - Mississippi, Inc.
                      Beverly Enterprises - Missouri, Inc.
                      Beverly Enterprises - Montana, Inc.
                      Beverly Enterprises - Nebraska, Inc.

                      Beverly Enterprises - Nevada, Inc.
                      Beverly Enterprises - New Hampshire, Inc.
                      Beverly Enterprises - New Jersey, Inc.
                      Beverly Enterprises - New Mexico, Inc.
                      Beverly Enterprises - North Carolina, Inc.
                      Beverly Enterprises - North Dakota, Inc.
                      Beverly Enterprises - Ohio, Inc.
                      Beverly Enterprises - Oklahoma, Inc.
                      Beverly Enterprises - Oregon, Inc.
                      Beverly Enterprises - Pennsylvania, Inc.
                      Beverly Enterprises - Rhode Island, Inc.
                      Beverly Enterprises - South Carolina, Inc.
                      Beverly Enterprises - Tennessee, Inc.
                      Beverly Enterprises - Texas, Inc.
                      Beverly Enterprises - Utah, Inc.
                      Beverly Enterprises - Vermont, Inc.
                      Beverly Enterprises - Virginia, Inc.
                      Beverly Enterprises - Washington, Inc.
                      Beverly Enterprises - West Virginia, Inc.
                      Beverly Enterprises - Wisconsin, Inc.
                      Beverly Enterprises - Wyoming, Inc.
                      Beverly Health and Rehabilitation Services, Inc. Beverly Holdings I, Inc.
                      Beverly Indemnity, Ltd.
                      Beverly Manor Inc. of Hawaii
                      Beverly Real Estate Holdings, Inc.
                      Beverly Savana Cay Manor, Inc.
                      Columbia-Valley Nursing Home, Inc.
                      Commercial Management, Inc.
                      Community Care, Inc.
                      Compassion and Personal Care Services, Inc.
                      Continental Care Centers of Council Bluffs, Inc. Eastern Home Health Supply & Equipment Co., Inc. Forest City Building Ltd.
                      Hallmark Convalescent Homes, Inc.
                      HomeCare Preferred Choice, Inc.
                      Home Technology Healthcare - Mid Cumberland, Inc. Home Technology Healthcare - Mid South, Inc.
                      Home Technology Healthcare - Nursing, Inc.
                      Home Technology Healthcare - St. Louis, Inc.
                      HTHC Holdings, Inc.
                      Hospice of Eastern Carolina, Inc.
                      Hospice Preferred Choice, Inc.
                      Hospital Facilities Corporation

                      Kenwood View Nursing Home, Inc.
                      Liberty Nursing Homes, Incorporated
                      MATRIX Occupational Health, Inc.
                      MATRIX Rehabilitation, Inc.
                      Medical Arts Health Facility of Lawrenceville, Inc. Moderncare of Lumberton, Inc.
                      Nebraska City S-C-H, Inc.
                      Nursing Home Operators, Inc.
                      Petersen Health Care, Inc.
                      South Alabama Nursing Home, Inc.
                      South Dakota - Beverly Enterprises, Inc.
                      Spectra Healthcare Alliance, Inc.
                      Tar Heel Holdings, Inc.
                      Tar Heel Home Health, Inc.
                      Tar Heel Home Health of Cape Fear, Inc.
                      Tar Heel Home Health of Dare County, Inc.
                      Tar Heel Home Health of North Central North Carolina, Inc. Tar Heel Infusion Company, Inc.
                      TMD Disposition Company
                      Vantage Healthcare Corporation
                      Vaughn Home Health Care & Services, Inc.



                      All by
                            --------------------------------------
                             Name:
                             Title:

                                                                      SCHEDULE I

                                PRICING SCHEDULE

     The "EURO-DOLLAR MARGIN", "CD MARGIN", "BASE RATE MARGIN", "LETTER OF CREDIT COMMISSION RATE" and "COMMITMENT FEE RATE" for any day are the respective rates per annum set forth below in the applicable row in the column corresponding to the Pricing Level that applies on such day:


                           Level I  Level II  Level III  Level IV   Level V
===========================================================================
Euro-Dollar Margin          1.125     1.375     1.750     2.000     2.250%
---------------------------------------------------------------------------
CD Margin                   1.250     1.500     1.875     2.125     2.375%
---------------------------------------------------------------------------
Base Rate Margin            0.125     0.375     0.750     1.000     1.250%
---------------------------------------------------------------------------
Letter of Credit
  Commission Rate           1.125     1.375     1.750     2.000     2.250%
---------------------------------------------------------------------------
Commitment Fee Rate         0.250     0.275     0.300     0.350     0.375%
---------------------------------------------------------------------------

     For purposes of this Pricing Schedule, the following terms have the following meanings:

     "PRICING RATIO" means the ratio of Adjusted Consolidated Debt to Consolidated EBITDAR.

     "LEVEL I PRICING" applies on any day if, as of the last day of the fiscal quarter of the Borrower most recently ended on or prior to such day and as to which the Borrower shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 5.01(d), the Pricing Ratio is less than 3.50 to 1.0.

     "LEVEL II PRICING" applies on any day if, as of the last day of the fiscal quarter of the Borrower most recently ended on or prior to such day and as to which the Borrower shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 5.01(d), (i) the Pricing Ratio is less than 4.0 to 1.0 and (ii) Level I Pricing does not apply.

     "LEVEL III PRICING" applies on any day if, as of the last day of the fiscal quarter of the Borrower most recently ended on or prior to such day and as to which the Borrower shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 5.01(d), (i) the Pricing Ratio is less than 4.5 to 1.0 and (ii) neither Level I Pricing nor Level II Pricing applies.

     "LEVEL IV PRICING" applies on any day if, as of the last day of the fiscal quarter of the Borrower most recently ended on or prior to such day and as to which the Borrower shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 5.01(d), (i) the Pricing Ratio is less than 5.0 to 1.0 and (ii) none of Level I Pricing, Level II Pricing or Level III Pricing applies.

     "LEVEL V PRICING" applies on any day if, on such day, no other Pricing Level applies.

     "PRICING LEVEL" means any one of the five pricing levels denominated Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing or Level V Pricing.

                                                                      SCHEDULE V




FACILITY         NAME                     ADDRESS                  COUNTY        TOTAL             OWNER
   #                                                                             BEDS
------------------------------------------------------------------------------------------------------------------------------------
208       Valley Nursing &           1140 Knoxville Road          Auglaize        100    Nursing Home Operators, Inc.
          Rehabilitation Center      St. Marys, OH 45885
------------------------------------------------------------------------------------------------------------------------------------
209       Community Nursing Home     850 W Poe Road               Wood            100    Nursing Home Operators, Inc.
                                     Bowling Green, OH 43402
------------------------------------------------------------------------------------------------------------------------------------
210       Northcrest Nursing Home    Northcrest Drive, Route 6    Henry           100    Nursing Home Operators, Inc.
                                     Napoleon, OH 43545
------------------------------------------------------------------------------------------------------------------------------------
261       Beverly Health & Rehab     2004 N. 22nd Street          Franklin        125    Beverly Enterprises-Washington, Inc.
          Center-Pasco               Pasco, WA 99301
------------------------------------------------------------------------------------------------------------------------------------
2132      Benson Heights Rehab       22410 Benson Road SE         King             91    Beverly Enterprises-Washington, Inc.
                                     Kent, WA 98031
------------------------------------------------------------------------------------------------------------------------------------
2554      Gray's Harbor Health &     920 Anderson Drive           Grays Harbor    136    Beverly Enterprises-Washington, Inc.
          Rehab Center               Aberdeen, WA 98520
------------------------------------------------------------------------------------------------------------------------------------
660       Beverly Manor-Honolulu     1930 Kam IV Road             Honolulu        108    Beverly Manor Inc. of Hawaii
                                     Honolulu, HI 96819
------------------------------------------------------------------------------------------------------------------------------------
71        Green Hill Manor Nursing   213 Industrial Road          Green           126    Beverly Health and Rehabilitation Services,
          Facility                   Greensburg, KY 42743                                Inc.
------------------------------------------------------------------------------------------------------------------------------------
984       Beverly Health &           Old Soldiers Lane            Frankiln        100    Beverly Health and Rehabilitation Services,
          Rehab-Frankfort            Frankfort, KY 40601                                 Inc.
------------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT A


                       OPINION OF SPECIAL NEW YORK COUNSEL
                                 TO THE BORROWER


                               September 30, 1999


To the Banks, the Issuing
  Bank and the Agent
  referred to below
c/o Morgan Guaranty Trust
  Company of New York, as Agent,
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

     We have acted as special counsel to Beverly Enterprises, Inc., a Delaware corporation (the "BORROWER"), and certain subsidiaries of the Borrower, in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by (i) the Amended and Restated Credit Agreement, dated as of April 30, 1998, as amended by Amendment No. 1 to the Credit Agreement dated as of September 30, 1999 ("AMENDMENT NO. 1") (as so amended, the "CREDIT AGREEMENT"), among the Borrower, the banks listed on the signature pages thereto (the "BANKS"), Morgan Guaranty Trust Company of New York, as Issuing Bank (the "ISSUING BANK"), and Morgan Guaranty Trust Company of New York, as Agent (the "AGENT"), and (ii) the Pledge Agreement, dated as of September 30, 1999 (the "PLEDGE AGREEMENT"), among the Borrower, Beverly Health and Rehabilitation Services, Inc., a California corporation ("BHRS"), and the Agent. Amendment No. 1, the Credit Agreement and the Pledge Agreement are collectively referred to in this opinion as the "FINANCING DOCUMENTS" and the Borrower, BHRS and the other Subsidiaries of the Borrower party to any Financing Document are collectively referred to in this opinion as the "LOAN PARTIES". Capitalized terms defined in the Credit Agreement and used but not otherwise defined herein are used herein as so defined.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of each of the Financing Documents and such corporate records, agreements, documents, and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of each of the Loan Parties, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Loan Parties and upon the representations and warranties of each of the Loan Parties contained in the Financing Documents. We have also assumed (i) the valid existence of each of the Loan Parties, (ii) that each of the Loan Parties has the requisite corporate power and authority to enter into and perform each of the Financing Documents to which it is a party and (iii) the due authorization, execution and delivery of each of the Financing Documents by each party thereto.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         1. Each Financing Document constitutes the legal, valid and binding obligation of each Loan Party which is a party thereto, in each case enforceable against them in accordance with its terms, and subject to the qualification that certain remedial provisions of the Pledge Agreement are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Pledge Agreement, and the Pledge Agreement contains adequate provisions for the practical realization of the rights and benefits afforded thereby. No opinion is expressed in this paragraph as to the attachment, perfection or priority of any liens granted pursuant to the Financing Documents.

         2. Assuming (i) delivery in New York to, and continued possession in New York by, the Agent (the "PLEDGEE") of all certificates that represent the Pledged Stock (as defined in the Pledge Agreement), together with stock powers properly executed in blank with respect thereto, and (ii) that the Pledgee was without notice of any adverse claim (as such term is defined in Section 8-105 of the Uniform Commercial Code in effect in the State of New York (the "UCC")) with respect to the Pledged Stock, the execution and delivery of the Pledge Agreement creates a valid and duly perfected lien on and security interest in the Pledged Stock, as security for the Secured Obligations, as defined in the Pledge Agreement, which is free of any adverse claim and as to which the Pledgee has control (within the meaning of Section 8-106 of the UCC).

         3. The security interests created under the Pledge Agreement validly secure the Secured Obligations in respect of all future Loans made by the Banks, and all future Letters of Credit issued by the Issuing Bank, under the Credit Agreement, whether or not at the time such Loans are made or such Letters of Credit are issued any Event of Default or other condition or event not within the control of the Banks or, in the case of Letters of Credit only, the Issuing Bank, has relieved or may relieve the Banks from their obligations to make such Loans or the Issuing Bank from its obligations to issue such Letters of Credit, and are perfected to the extent set forth in paragraph 2 above and have the same priority with respect to Secured Obligations in respect of future Loans and future Letters of Credit as they do with respect to Loans made or Letters of Credit issued on the date hereof.

     The opinions in paragraphs 2 and 3 are subject to the following exceptions:

         A. that with respect to BHRS's rights in or title to the Collateral, we express no opinion, and have assumed that BHRS has title to the Collateral pledged by it;

         B. that with respect to (i) existing and future federal tax liens accorded priority under law and (ii) liens created under Title IV of the Employee Retirement Income Security Act of 1974 which are properly filed after the date hereof, we express no opinion as to the relative priority of such liens and the security interests created by the Pledge Agreement; and

         C. that with respect to any claim (including for taxes) in favor of any state or any of its respective agencies, authorities, municipalities or political subdivisions which claim is given lien status and/or priority under any law of such state, we express no opinion as to the relative priority of such liens and the security interests created by the Pledge Agreement.

     In addition, the opinions in paragraphs 2 and 3 are subject to (i) the limitations on perfection of security interests in proceeds resulting from the operation of Section 9-306 of the UCC; (ii) the limitations with respect to buyers in the ordinary course of business imposed by Sections 9-307 and 9-308 of the UCC; (iii) the limitations with respect to documents, instruments and securities imposed by Sections 8-302, 9-304 and 9-309 of the UCC; (iv) the provisions of Section 9-203 of the UCC relating to the time of attachment; and
(v) Section 552 of Title 11 of the United States Code (the "BANKRUPTCY CODE") with respect to any Collateral acquired by BHRS subsequent to the commencement of a case against or by BHRS under the Bankruptcy Code.

         4. No New York or Federal governmental registration, recordation or filing by any Loan Party is required in connection with the execution or delivery of the Financing Documents or is necessary for the validity or enforceability thereof.

         5. The execution and delivery of the Financing Documents, the consummation of the transactions contemplated thereby and compliance by each Loan Party party thereto with any of the provisions thereof will not conflict with, constitute a default under, or violate any of the terms, conditions or provisions of the Senior Note Agreement on the date hereof.

     The opinions expressed above are subject to the following comments and qualifications.

     The opinions set forth above are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     We wish to point out that provisions of the Financing Documents that permit any party to take action or make determinations or benefit from indemnities and similar undertakings may be subject to a requirement that such action be taken or such determinations be made, or that any action or inaction by any party that may give rise to a request for payment under such undertaking be taken or not taken, as the case may be, on a reasonable basis and in good faith.

     The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions are delivered to you pursuant to Section 24 of Amendment No. 1 and may not be used or relied upon by any other person (other than a Participant or Assignee permitted under Section 9.06 of the Credit Agreement), nor may this letter or any copies hereof be furnished to a third party (other than any such Participant or Assignee or prospective Participant or Assignee), filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                               Very truly yours,

                          OPINION OF VICE PRESIDENT AND
                     DEPUTY GENERAL COUNSEL OF THE BORROWER



                               September 30, 1999


To the Banks, the Issuing
  Bank and the Agent
  referred to below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

     I am Vice President, Deputy General Counsel and Assistant Secretary of Beverly Enterprises, Inc., a Delaware corporation (the "BORROWER"), and have acted as counsel for the Borrower and the Subsidiaries of the Borrower in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by (i) the Amended and Restated Credit Agreement, dated as of April 30, 1998, as amended by Amendment No. 1 to the Credit Agreement dated as of September 30, 1999 ("AMENDMENT NO. 1") (as so amended, the "CREDIT AGREEMENT"), among the Borrower, the banks listed on the signature pages thereto (the "BANKS"), Morgan Guaranty Trust Company of New York, as Issuing Bank (the "ISSUING BANK"), and Morgan Guaranty Trust Company of New York, as Agent (the "AGENT"), and (ii) the Pledge Agreement, dated as of September 30, 1999 (the "PLEDGE AGREEMENT"), among the Borrower, Beverly Health and Rehabilitation Services, Inc., a California corporation, and the Agent. Amendment No. 1, the Credit Agreement and the Pledge Agreement are collectively referred to in this opinion as the "FINANCING DOCUMENTS" and the Borrower and its Subsidiaries party to any Financing Document are collectively referred to in this opinion as the "LOAN PARTIES". Capitalized terms defined in the Credit Agreement and used but not otherwise defined herein are used herein as so defined.

     I, or other lawyers in the law department of the Borrower under my supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and officers of the Loan Parties and other instruments as I have deemed appropriate and, subject to the limitations expressed below, have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have assumed the due authorization, execution and delivery of the documents referred to in paragraph 2 below by each party thereto other than the Loan Parties.

     I am opining herein only to the application of United States Federal law and the General Corporation Law of the State of Delaware. Based upon the foregoing, I am of the opinion that:

         1. Each Loan Party is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to obtain such governmental licenses, authorizations, consents and approvals would not, in my reasonable judgment, have a material adverse effect on the consolidated financial position of the Borrower and its Consolidated Subsidiaries.

         2. The execution, delivery and performance by each Loan Party of each Financing Document to which it is a party (i) are within the corporate powers of such Loan Party and have been duly authorized by all necessary corporate action of such Loan Party, (ii) except for the filing and recording necessary to perfect a Lien or security interest in the Collateral, require no action by or in respect of, or filing with, any governmental body, agency or official by any Loan Party, (iii) do not contravene the certificate of incorporation or by-laws of any Loan Party, (iv) to the best of my knowledge, do not contravene any material provision of law or regulation applicable to any Loan Party, (v) to the best of my knowledge, do not contravene or constitute a default under any agreement, judgment, injunction, order, decree or other instrument that is material individually or in the aggregate and that is binding upon any Loan Party, and (vi) to the best of my knowledge, will not result in the creation or imposition of any Lien on any asset of any Loan Party (except the Liens created or to be created pursuant to the Pledge Agreement).

         3. Each Loan Party owns the Pledged Stock delivered by it pursuant to the Pledge Agreement, free and clear of all Liens (other than Liens created or to be created pursuant to the Pledge Agreement).

         4. Except as disclosed in the Borrower's 1998 Form 10-K or the Borrower's June 30, 1999 Form 10-Q, to the best of my knowledge, there is no action, suit or proceeding pending against, or threatened against or affecting, any Loan Party before any court or arbitrator or any governmental body, agency or official in which, in my judgment, there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity of any of the Financing Documents.

     The opinions expressed above should be read in conjunction with the following:

         (A) The opinion expressed in paragraph 1 above as to due incorporation, valid existence, good standing and corporate power, and the opinion expressed in clauses (i) and (iii) of paragraph 2 above as to corporate powers and non-contravention of the certificate of incorporation or by-laws, insofar as such opinions apply to Subsidiaries of the Borrower that are incorporated under the laws of any jurisdiction other than the State of Delaware, is based upon my general knowledge and experience rather than upon the opinions or advice of counsel licensed to practice law in jurisdictions other than the State of Delaware.

         (B) The opinion as to governmental licenses, governmental authorizations, governmental consents and governmental approvals expressed in paragraph 1 above is based upon my general knowledge and experience rather than upon the opinions or advice of counsel licensed to practice law in the applicable jurisdictions.

         (C) The opinions as to filings and actions, contravention of law and creation or imposition of Liens expressed in clauses (ii), (iv) and (vi) of paragraph 2 are based upon my general knowledge and experience and are to the best of my knowledge rather than based upon the opinions or advice of counsel licensed to practice law in the applicable jurisdictions.

         (D) Please be advised that several of the instruments described in clause (v) of paragraph 2 provide that they are governed by the laws of jurisdictions in which I am not licensed to practice law. I have not obtained opinions or advice of counsel licensed to practice law in these jurisdictions in rendering the opinion expressed in clause (v) of paragraph 2. I am not aware of any provision in the instruments described in clause (v) of paragraph 2 which the execution, delivery or performance of the Financing Documents would violate. Please be further advised that there may be law or other precedent in jurisdictions governing such documents which would expand or contradict the plain meaning of the language contained in the documents.

     In giving the foregoing opinions, I express no opinion as to the effect (if any) of any law of any jurisdiction in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

         This opinion is delivered to you pursuant to Section 24 of Amendment No. 1 and is not to be used, quoted or relied upon by any other person or entity (other than Participants and Assignees permitted under Section 9.06 of the Credit Agreement), without my prior written consent.

                                                     Very truly yours,


                                                     John W. MacKenzie,
                                                     Vice President,
                                                      Deputy General Counsel and
                                                        Assistant Secretary

                                                                       EXHIBIT D


                            FORM OF PLEDGE AGREEMENT

     AGREEMENT dated as of September 30, 1999 among BEVERLY ENTERPRISES, INC., a Delaware corporation (the "BORROWER"), BEVERLY HEALTH AND REHABILITATION SERVICES, INC., a California corporation (the "PLEDGOR"), and Morgan Guaranty Trust Company of New York, as Agent (the "AGENT").

                              W I T N E S S E T H :

     WHEREAS, the Borrower, certain banks (the "BANKS"), Morgan Guaranty Trust Company of New York, as issuing bank (the "ISSUING BANK"), and the Agent have entered into an Amended and Restated Credit Agreement dated as of April 30, 1998, as amended by Amendment No. 1 dated as of September 30, 1999 ("AMENDMENT NO. 1") (as so amended and as may be further amended from time to time, the "CREDIT AGREEMENT");

     WHEREAS, in order to induce the Banks, the Agent and the Issuing Bank to enter into Amendment No. 1, the Borrower has agreed to cause the Pledgor to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure the Borrower's obligations under the Credit Agreement and the Notes issued pursuant thereto:

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1.  Definitions.

     Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated. The following additional terms, as used herein, have the following respective meanings:

     "COLLATERAL" has the meaning set forth in Section 3(A).

     "COLLATERAL ACCOUNT" has the meaning set forth in Section 9(A).

     "CONTINGENT DEBT" means any obligation of any Obligor in respect of any undrawn Letter of Credit.

     "FINANCIAL ASSET" means:

          (i) a Security; or

          (ii) an obligation of a person or a share, participation, or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment.

     As context requires, the term means either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated Security, a Security certificate, or a Security Entitlement.

     "ISSUER" means each company listed on Schedule I hereto;

     "LIQUID INVESTMENTS" has the meaning set forth in Section 9(B).

     "OBLIGORS" means the Borrower and the Pledgor.

     "OUTSTANDING" means, when used with respect to Contingent Debt at any time, the aggregate Letter of Credit Exposures of the Banks at such time.

     "PLEDGED STOCK" means (i) the Schedule Shares and (ii) any other capital stock required to be pledged to the Agent pursuant to Section 3(B).

     "PLEDGOR" means Beverly Health and Rehabilitation Services, Inc., a California corporation, and its successors.

     "PROCEEDS" means, with respect to any property or assets, all proceeds of such property or assets, within the meaning of the UCC, together with all interest, dividends, profits, cash and other property from time to time received, receivable or otherwise distributed in respect of such property or assets.

     "SCHEDULE SHARES" means the shares of capital stock of the Issuers listed on Schedule I hereto; provided that upon the consummation of any merger of any Issuer into any other Issuer that is permitted under the Credit Agreement, the Schedule Shares shall not include any capital stock of such Issuer that is canceled or extinguished upon the consummation of such merger.

     "SECURED OBLIGATIONS" means the obligations secured under this Agreement, including (i) all obligations of the Obligors in respect of principal of and interest on the Loans and the Notes, (ii) all Reimbursement Obligations (including interest thereon) and other obligations of the Obligors in respect of Letters of Credit, (iii) all other amounts payable by the Obligors under the Credit Agreement or any other Financing Document and (iv) any renewals or extensions of any of the foregoing. The Secured Obligations shall include, without limitation, any interest, costs, fees and expenses which accrue on or with respect to any of the foregoing, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Obligor, and any such interest, costs, fees and expenses that would have accrued but for the commencement of any such case, proceeding or other action.

     "SECURED PARTIES" means the Banks, the Issuing Bank and the Agent.

     "SECURITY" means an obligation of an issuer or a share, participation, or other interest in an issuer or in property or an enterprise of an issuer:

          (i) which is represented by a Security certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer;

          (ii) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests, or obligations; and

          (iii) which:

               (A) is, or is of a type, dealt in or traded on securities exchanges or securities markets; or

               (B) is a medium for investment and by its terms expressly provides that it is a security governed by Article 8 of the UCC.

     "SECURITY ENTITLEMENT" means the rights and property interest of an entitlement holder with respect to a Financial Asset specified in Part 5 of
Article 8 of the UCC.

     "SECURITY INTERESTS" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

     "SEGREGATED COLLATERAL ACCOUNT" has the meaning set forth in Section 9(C).

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if, by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     SECTION 2. Representations and Warranties.

     Each Obligor represents and warrants as follows:

     (a) Title to Pledged Stock. The Pledgor owns all of the Pledged Stock, free and clear of any Liens other than the Security Interests. The Pledged Stock described on Schedule I hereto constitutes all of the issued and outstanding capital stock of each Issuer as of the date hereof and the Pledged Stock will constitute all of the issued and outstanding capital stock of each Issuer at all times hereafter. All of the Pledged Stock has been duly authorized and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights of any Person. The Obligors are not and will not become a party to or otherwise bound by any agreement, other than this Agreement and the Credit Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Stock with respect thereto, except for (x) restrictions on the ability of the Borrower and its Subsidiaries to sell, transfer or otherwise dispose of all or substantially all of their assets, taken as a whole, or (y) negative pledge provisions, provided that such provisions permit Liens on the Collateral securing the Secured Obligations.

     (b) Validity, Perfection and Priority of Security Interests. (i) Upon the delivery of the certificates representing the Pledged Stock to the Agent in accordance with Section 4 hereof, the Agent will have valid and perfected security interests in the Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests, except for any filing that may be required to continue the perfection of the Security Interests in proceeds under Section 9-306 of the UCC. Neither Obligor and none of their respective Subsidiaries has performed or will perform any acts which might prevent the Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Agent in any such enforcement. (ii) If and when any Financial Asset or Security Entitlement is held in the Collateral Account, the Agent will have "control" (as defined in Article 8 of the UCC) thereof and will be a "protected purchaser" (as defined in said Article 8) thereof.

     (c) UCC Filing Locations. The chief executive office of each Obligor is located at its address set forth on Schedule II hereto. Under the Uniform Commercial Code as in effect in the State in which such office is located, no filing (other than in the county in which such office is located and the office of the secretary of state of such State) is required to perfect a security interest in collateral consisting of general intangibles.

     SECTION 3. The Security Interests.

     (a) In order to secure the full and punctual payment of (i) in the case of the Pledgor, its obligations with respect to any Secured Obligation arising under or in respect of the Subsidiary Guaranty or this Agreement or (ii) in the case of the Borrower, its obligations with respect to any Secured Obligation, in each case in accordance with the terms thereof, each Obligor hereby assigns and pledges to and with the Agent for the benefit of the Secured Parties and grants to the Agent for the benefit of the Secured Parties, security interests in all of the following property of such Obligor, whether now owned or existing or hereafter acquired or arising (all being collectively referred to as the "COLLATERAL"):

          (xii) the Pledged Stock, all of its rights and privileges with respect to the Pledged Stock and all Proceeds of the foregoing;

          (xiii) the Collateral Account, all cash deposited therein from time to time, the Liquid Investments made pursuant to Section 9(B) and all Proceeds of such Liquid Investments; and

          (xiv) the Segregated Collateral Account, all cash deposited therein from time to time, the Liquid Investments made pursuant to Section 9(C) and all Proceeds of such Liquid Investments.

The security interests granted pursuant to clauses (i) and (ii) of the preceding sentence shall be for the benefit of all Secured Parties and the security interests granted pursuant to clause (iii) of the preceding sentence shall be solely for the benefit of the Issuing Bank and, to the extent that amounts held in the Segregated Collateral Account are subject to transfer to the Collateral Account pursuant to Section 9(C), for the benefit of all Secured Parties. Contemporaneously with the execution and delivery hereof, the Pledgor is delivering certificates representing the Schedule Shares in pledge hereunder.

     (b) In the event that any Issuer at any time issues any additional or substitute shares of capital stock of any class, the Pledgor will immediately pledge and deposit with the Agent certificates representing all such shares as additional security for the Secured Obligations of the Pledgor. All such shares constitute Pledged Stock and are subject to all provisions of this Agreement.

     (c) The Security Interests are granted as security only and shall not subject any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Obligor or any of its Subsidiaries with respect to any of the Collateral or any transaction in connection therewith.

     SECTION 4. Delivery of Pledged Stock.

     All certificates representing Pledged Stock delivered to the Agent by the Pledgor pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with (if requested by the Agent) signatures guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Agent.

     SECTION 5.  Further Assurances.

     (a) Each Obligor agrees that it will, at its expense and in such manner and form as the Agent may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Agent may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, each Obligor hereby authorizes the Agent to execute and file, in the name of such Obligor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

     (b) Each Obligor agrees that it will not change (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office, in each case, unless it shall have given the Agent not less than 30 days' prior notice thereof.

     (c) The Pledgor will not permit any Issuer or any Subsidiary of any Issuer to (i) consolidate or merge with or into any other Person, unless (I) an Issuer is the surviving corporation, (II) all of the outstanding capital stock of such Issuer remains pledged hereunder and (III) no consideration other than capital stock of such Issuer is paid to any Person or (ii) sell, lease or otherwise transfer (including by merger or dividend or distribution), in one or more transactions (other than (I) transactions each of which, together with any related transactions, relates to assets with a fair market value of less than $10,000,000 and (II) assignments or grants of security interests in receivables permitted under clause (B) of the proviso to Section 5.12 of the Credit Agreement), assets with an aggregate fair market value of more than $50,000,000, unless either (x) prior to such sale, lease or transfer, the Borrower reduces the aggregate amount of the Commitments by at least 50% of the amount of the net proceeds received by the Borrower and its Subsidiaries in connection with such sale, lease or transfer or (y) the Borrower and its Subsidiaries grant to the Agent Liens on property reasonably acceptable to the Required Banks having an aggregate value (determined on the basis of an amount equal to (1) Consolidated EBITDA for such property for the four consecutive fiscal quarters most recently completed prior to the date upon which such Liens are granted for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement (or, if such determination is being made prior to the delivery of financial statements for the fiscal year ending December 31, 1999 pursuant to Section 5.01(a) of the Credit Agreement, the annualized Consolidated EBITDA for such property based on the 1999 fiscal quarters for which such financial statements have been delivered pursuant to Section 5.01(b) of the Credit Agreement) multiplied by (2) 7) at least equal to the value (as so determined) of the property so sold, leased or transferred; provided that if, prior to such sale, lease or transfer, the Borrower gives the Agent written notice that it, in good faith, intends to acquire or construct additional operating assets of the Issuers and their Subsidiaries in an amount at least equal to the net proceeds of such sale, lease or transfer within 180 days after the consummation of such sale, lease or transfer, then no such Commitment reduction or new Liens shall be required on or prior to the date of consummation of such sale, lease or transfer so long as the Borrower and its Subsidiaries (A) expend an amount at least equal to the amount of such net proceeds to acquire or construct operating assets owned by the Issuers and their Subsidiaries within 180 days following such consummation or
(B) the Borrower shall reduce the Commitments or provide Liens in the amounts and in the manner provided in clauses (x) and (y) above on the earlier of the 180th day following such consummation and the date upon which it shall determine that it will not make the expenditures provided for in clause (A) above.

     SECTION 6. Record Ownership of Pledged Stock.

     The Agent may at any time or from time to time, in its sole discretion, cause any or all of the Pledged Stock to be transferred of record into the name of the Agent or its nominee. The Pledgor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the Pledgor and the Agent will promptly give to the Pledgor copies of any notices and communications received by the Agent with respect to Pledged Stock registered in the name of the Agent or its nominee.

     SECTION 7. Right to Receive Distributions on Collateral.

     (a) Unless an Event of Default shall have occurred and be continuing, the Pledgor shall have the right to retain all dividends and other payments and distributions made upon or with respect to the Pledged Stock other than:

          (xv) dividends paid or payable other than in cash in respect of, or instruments or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Stock,

          (xvi) dividends or other distributions paid or payable in cash in respect of any Pledged Stock in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, or

          (xvii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Stock, all of which shall be forthwith delivered to the Agent to hold as Collateral.

     (b) Upon the occurrence and during the continuance of an Event of Default all rights of the Pledgor to receive dividends and other payments and distributions which it would otherwise be authorized to receive and retain pursuant to Section 7(A) above shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to receive and hold as Collateral all Proceeds on the Collateral.

     (c) All amounts which are received by the Pledgor contrary to the provisions of this Section shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Collateral in the same form as received (with any necessary endorsement).

     SECTION 8. Right to Vote Pledged Stock.

     Unless an Event of Default shall have occurred and be continuing, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Stock, and the Agent shall, upon receiving a written request from the Pledgor accompanied by a certificate signed by its principal financial officer stating that no Event of Default has occurred and is continuing, deliver to the Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Pledged Stock which is registered in the name of the Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Agent.

     If an Event of Default shall have occurred and be continuing, the Agent shall have the right to the extent permitted by law and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Stock with the same force and effect as if the Agent were the absolute and sole owner thereof. The Agent will promptly notify the Borrower of any action taken by it pursuant to this Section, provided that the absence of such notification shall not limit any right of the Agent hereunder.

     SECTION 9. Collateral Account.

     (a) There is hereby established with the Agent a cash collateral account (the "COLLATERAL ACCOUNT") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of the Collateral required to be delivered to the Agent pursuant to any provision of the Financing Documents, but not moneys received by the Agent for deposit in the Segregated Collateral Account. Any income received by the Agent with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Account together with any Liquid Investments from time to time made pursuant to Section 9(B) shall vest in the Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

     (b) Amounts on deposit in the Collateral Account shall be invested and re-invested from time to time in such Liquid Investments as the Borrower shall determine, which Liquid Investments shall be held in the name and be under the control of the Agent, provided that, if an Event of Default has occurred and is continuing, the Agent shall, if instructed by the Required Banks, liquidate any such Liquid Investments and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 14. For this purpose, "LIQUID INVESTMENTS" means Temporary Cash Investments; provided that (i) each Liquid Investment shall mature within 30 days after it is acquired by the Agent and (ii) in order to provide the Agent, for the benefit of itself, the Issuing Bank and the Banks, with a perfected security interest therein, each Liquid Investment shall be either:

         (xviii) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Agent, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Agent or an agent thereof (which shall not be the Borrower or any of its affiliates) in the State of New York; or

         (xix) in book-entry form and issued by the United States and subject to pledge under applicable state law and Treasury regulations and as to which (in the opinion of counsel to the Agent) appropriate measures shall have been taken for perfection of the Security Interests.

     (c) Amounts otherwise distributable by the Agent in accordance with Section 14 in respect of any Outstanding Contingent Debt shall (in lieu of being distributed in accordance with Section 14), and amounts paid to the Agent pursuant to Section 2.07(g) of the Credit Agreement shall, be deposited in a segregated collateral account (the "SEGREGATED COLLATERAL ACCOUNT") for the benefit of the Issuing Bank. If all or any portion of any Outstanding Contingent Debt thereafter becomes due and payable and is not timely paid by any Obligor, the Agent, upon notice from the Issuing Bank of the amount so due and unpaid, shall pay to the Issuing Bank an amount equal to the product of (i) such due and unpaid amount multiplied by (ii) a fraction, the numerator of which is the balance in the Segregated Collateral Account immediately prior to such payment and the denominator of which is the aggregate principal amount of all Contingent Debt Outstanding immediately prior to the time at which the applicable Outstanding Contingent Debt became due and payable. If at any time when an Event of Default has occurred and is continuing the aggregate principal amount of all Outstanding Contingent Debt shall be reduced other than by such Contingent Debt becoming due, the excess of (i) the balance in the Segregated Collateral Account over (ii) an amount equal to the product of (A) the balance in the Segregated Collateral Account multiplied by (B) a fraction, the numerator of which is the aggregate principal amount of Contingent Debt Outstanding immediately after such reduction and the denominator of which is the aggregate principal amount of all Contingent

Debt Outstanding immediately prior to such reduction, shall be withdrawn from the Segregated Collateral Account and deposited in the Collateral Account for distribution in accordance with the terms of Section 14. If at any time when there is no Event of Default which has occurred and is continuing the balance in the Segregated Collateral Account exceeds the greater of (i) the aggregate Revolving Commitments of all Banks and (ii) the aggregate Revolving Exposures of all Banks, such excess shall be withdrawn from the Segregated Collateral Account and paid over to the Borrower. The Agent shall invest and reinvest moneys on deposit in the Segregated Collateral Account in such Liquid Investments as directed by the Issuing Bank or, in the absence of such direction, in such Liquid Investments as the Agent shall deem appropriate in its sole discretion and, in the absence of gross negligence or willful misconduct, the Agent shall not be responsible for any loss resulting from any such investment. The Agent shall pay into the Segregated Collateral Account any interest or other income derived from the investment or reinvestment of moneys from such account.

     SECTION 10. General Authority.

     Each Obligor hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of such Obligor, the Agent, the Issuing Bank, the Banks or otherwise, for the sole use and benefit of the Agent, the Issuing Bank and the Banks, but at the expense of such Obligor, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

          (xx) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

          (xxi) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

          (xxii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

          (xxiii) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Agent shall give the applicable Obligor not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral of such Obligor except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Agent and the Obligors agree that such notice constitutes "REASONABLE NOTIFICATION" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

     SECTION 11. Remedies upon Event of Default.

     If any Event of Default shall have occurred and be continuing, the Agent may exercise on behalf of the Banks all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) withdraw all cash and Liquid Investments in the Collateral Account and apply such cash and Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 14 and (ii) if there shall be no such cash or Liquid Investments or if such cash and Liquid Investments shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory. Any Bank may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Agent is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Stock to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Stock, (ii) to cause to be placed on certificates for any or all of the Pledged Stock or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, and
(iii) to impose such other limitations or conditions in connection with any such sale as the Agent deems necessary or advisable in order to comply with said Act or any other law. Each Obligor covenants and agrees that it will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of any Obligor which may be waived, and each Obligor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 10 shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     SECTION 12.  Expenses.

     Each Obligor agrees that it will forthwith upon demand pay to the Agent:

          (i) the amount of any taxes which the Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

          (ii) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Agent may incur in connection with (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Agent of any of the rights conferred upon it hereunder or (z) any Default or Event of Default.

     Any such amount not paid on demand shall bear interest for each day until paid at 2% plus the rate applicable to Base Rate Loans for such day.


     SECTION 13. Limitation on Duty of Agent in Respect of Collateral.

     Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Agent in good faith.

     SECTION 14. Application of Proceeds.

     Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Account shall be applied (subject to Section 9(C)) by the Agent in the following order of priorities:

first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent or any Bank is to be reimbursed pursuant to Section 9.03 of the Credit Agreement or Section 12 hereof and unpaid fees owing to the Agent under the Credit Agreement;

second, to the ratable payment of accrued but unpaid interest, commitment fees, letter of credit fees or commissions or similar charges in respect of the Secured Obligations in accordance with the provisions of the Credit Agreement;

third, to the ratable payment of unpaid principal of the Secured Obligations; provided that for purposes of this clause, the unpaid principal amount of the Secured Obligations in respect of Contingent Debt at any time shall be deemed to be equal to the aggregate Letter of Credit Exposures of all Banks at such time less the balance held at such time in the Segregated Collateral Account;

fourth, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

finally, to payment to the applicable Obligor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     SECTION 15. Concerning the Agent.

     The provisions of Article 7 of the Credit Agreement shall inure to the benefit of the Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth:

     (a) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion.

     (b) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Obligor.

     SECTION 16. Appointment of Co-Agents.

     At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Banks with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 15).

     SECTION 17. Termination of Security Interests; Release of Collateral.

     (a) Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Obligors. At any time and from time to time prior to such termination of the Security Interests, the Agent may release any of the Collateral with the prior written consent of the Required Banks (or, if required under Section 9.05 of the Credit Agreement, all the Banks). Upon any such termination of the Security Interests or release of Collateral, the Agent will, at the expense of the Borrower, execute and deliver to the Obligors such documents as the Borrower shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

     (b) Upon the consummation of any merger of any Issuer into any other Issuer that is permitted under the Credit Agreement, the Agent will, upon the request and at the expense of the Borrower, deliver to the Borrower any certificates then held by it evidencing exclusively capital stock of such Issuer canceled or extinguished upon the consummation of such merger.

     SECTION 18. Notices.

All notices hereunder shall be given, in the case of the Borrower or the Agent, in accordance with Section 9.01 of the Credit Agreement and, in the case of any other party hereto, in accordance with Section 5.01 of the Subsidiary Guaranty.

     SECTION 19. Waivers, Non-Exclusive Remedies.

     No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under the Credit Agreement or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the Credit Agreement are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 20. Successors and Assigns.

     This Agreement is for the benefit of the Agent, the Issuing Bank and the Banks and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Obligors and their respective successors and assigns.

     SECTION 21. Changes in Writing.

     Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by or on behalf of the Obligors and the Agent with the consent of the Required Banks.

     SECTION 22. Governing Law; Submission to Jurisdiction; Waiver of Jury
Trial.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION. EACH OBLIGOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OBLIGOR AND THE AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 23. Severability.

     If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     SECTION 24. Effectiveness.

     This Agreement shall become effective immediately at such time as the Agent shall have received duly executed counterparts hereof signed by each Obligor and the Agent (or, in the case of any party as to which an executed counterpart hereof shall not have been received, the Agent shall have received, in form satisfactory to it, telegraphic, telex or other written confirmation from such party of the execution of a counterpart hereof by such party).

     SECTION 25. Counterparts.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.



                                                BEVERLY ENTERPRISES, INC.




                                                By:
                                                   --------------------------
                                                Name:
                                                Title:




                                                BEVERLY HEALTH AND
                                                REHABILITATION
                                                SERVICES, INC.




                                                By:
                                                   --------------------------
                                                Name:
                                                Title:




                                                MORGAN GUARANTY TRUST
                                                COMPANY OF NEW YORK,
                                                as Agent




                                                By:
                                                   --------------------------
                                                Name:
                                                Title:

                         Schedule I to Pledge Agreement

                                  Pledged Stock


                                                                                                    NUMBER OF     NUMBER  PERCENTAGE
           ISSUER                                           HOLDER                        CLASS OF    SHARES    OF SHARES  OWNED BY
                                                                                            STOCK   AUTHORIZED    ISSUED    HOLDER
Beverly Enterprises-Alabama, Inc.         Beverly Health and Rehabilitation Services, Inc.  Common  1,000,000     10,000     100%

Beverly Enterprises-Arkansas, Inc.        Beverly Health and Rehabilitation Services, Inc.  Common     10,000     10,000     100%

Beverly Enterprises-Florida, Inc.         Beverly Health and Rehabilitation Services, Inc.  Common  1,000,000     10,000     100%

Beverly Enterprises-Georgia, Inc.         Beverly Health and Rehabilitation Services, Inc.  Common     10,000     10,000     100%

Beverly Enterprises-Massachusetts, Inc.   Beverly Health and Rehabilitation Services, Inc.  Common     10,000     10,000     100%

Beverly Enterprises-Minnesota, Inc.       Beverly Health and Rehabilitation Services, Inc.  Common  1,000,000     10,000     100%

Beverly Enterprises-Mississippi, Inc.     Beverly Health and Rehabilitation Services, Inc.  Common  1,000,000     10,000     100%

Beverly Enterprises-Missouri, Inc.        Beverly Health and Rehabilitation Services, Inc.  Common     10,000     10,000     100%

Beverly Enterprises-Nebraska, Inc.        Beverly Health and Rehabilitation Services, Inc.  Common     10,000     10,000     100%

Beverly Enterprises-North Carolina, Inc.  Beverly Health and Rehabilitation Services, Inc.  Common  1,000,000     10,000     100%

Beverly Enterprises-Ohio, Inc.            Beverly Health and Rehabilitation Services, Inc.  Common     10,000     10,000     100%

Beverly Enterprises-Pennsylvania, Inc.    Beverly Health and Rehabilitation Services, Inc.  Common     10,000     10,000     100%

Beverly Enterprises-South Carolina, Inc.  Beverly Health and Rehabilitation Services, Inc.  Common     10,000     10,000     100%

South Dakota-Beverly Enterprises, Inc.    Beverly Health and Rehabilitation Services, Inc.  Common     10,000     10,000     100%

Beverly Enterprises-Virginia, Inc.        Beverly Health and Rehabilitation Services, Inc.  Common     50,000     10,000     100%

Beverly Enterprises-Wisconsin, Inc.       Beverly Health and Rehabilitation Services, Inc.  Common  1,000,000     10,000     100%

                                   SCHEDULE II

The chief executive office of the Obligors is located at:

Prior to October 15, 1999:

5111 Rogers Avenue, Suite 40-A
Fort Smith, Arkansas 72919-0155

On and after October 15, 1999:

Beverly Corporate Center
1000 Beverly Way
Fort Smith, Arkansas 72919